                                                                   EXHIBIT 10.14






                       NOTE AND WARRANT PURCHASE AGREEMENT

                                      AMONG

                                EMAGEON UV, INC.

                                       AND

                       WHITECAP ALABAMA GROWTH FUND I, LLC
                          ENHANCED ALABAMA ISSUER, LLC
                   ADVANTAGE CAPITAL ALABAMA PARTNERS I, L.P.

                            DATED AS OF JUNE 25, 2004

                                TABLE OF CONTENTS




Article 1 PURCHASE, SALE AND TERMS OF NOTES AND WARRANTS..........................................................3

         Section 1.1       The Notes..............................................................................3
         Section 1.2       The Warrants...........................................................................3
         Section 1.3       Purchase and Sale of Notes and Warrants................................................4
         Section 1.4       Payments and Endorsements..............................................................4
         Section 1.5       Redemptions of Notes...................................................................4
(a)      Required Redemptions.....................................................................................4
(b)      Optional Redemptions.....................................................................................5
(c)      Notice of Redemptions; Pro rata Redemptions..............................................................5
         Section 1.6       Payment on Non-Business Days...........................................................5
         Section 1.7       Registration of Notes, etc.............................................................5
         Section 1.8       Transfer and Exchange of Notes.........................................................5
         Section 1.9       Replacement of Notes...................................................................6
         Section 1.10      Events of Default......................................................................6
         Section 1.11      Board Observation Rights...............................................................8

Article 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................8

         Section 2.1       Organization, Qualifications and Corporate Power.......................................8
         Section 2.2       Authorization of Agreements, Etc.......................................................8
         Section 2.3       Validity...............................................................................9
         Section 2.4       Authorized Capital Stock...............................................................9
         Section 2.5       Financial Statements...................................................................9
         Section 2.6       Governmental Approvals................................................................10
         Section 2.7       Negative Pledge of Intellectual Property..............................................10
         Section 2.8       Offering of the Notes and Warrants....................................................10
         Section 2.9       Brokers...............................................................................10

Article 3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.......................................................10


Article 4 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS........................................................11

         Section 4.1       Conditions to the Obligations of Purchasers...........................................11
(a)      Opinion of Company's Counsel............................................................................11
(b)      Representations and Warranties to be True and Correct...................................................11
(c)      Performance.............................................................................................11
(d)      All Proceedings to be Satisfactory......................................................................11
(e)      Supporting Documents....................................................................................12
(f)      Preemptive and First Refusal Rights.....................................................................12
(g)      Oversight Entity Approvals..............................................................................12
(h)      Security Agreement......................................................................................12

Article 5 COVENANTS OF THE COMPANY...............................................................................12

         Section 5.1       Financial Statements, Reports, Etc....................................................13

                                             Note and Warrant Purchase Agreement
                                                                         Page ii

         Section 5.2       Corporate Existence...................................................................13
         Section 5.3       Properties, Business, Insurance.......................................................13
         Section 5.4       Use of Proceeds.......................................................................13
         Section 5.5       Compliance with Laws..................................................................13
         Section 5.6       Keeping of Records and Books of Account...............................................14
         Section 5.7       Tangible Net Worth....................................................................14
         Section 5.8       Debt..................................................................................14
         Section 5.9       Subordination.........................................................................14

Article 6 MISCELLANEOUS..........................................................................................15

         Section 6.1       Expenses..............................................................................15
         Section 6.2       Survival of Agreements................................................................15
         Section 6.3       Brokerage.............................................................................15
         Section 6.4       Parties in Interest...................................................................15
         Section 6.5       Notices...............................................................................15
         Section 6.6       Governing Law.........................................................................15
         Section 6.7       Entire Agreement......................................................................16
         Section 6.8       Counterparts..........................................................................16
         Section 6.9       Amendments............................................................................16
         Section 6.10      Severability..........................................................................16
         Section 6.11      Titles and Subtitles..................................................................16
         Section 6.12      Confidentiality.......................................................................16



SCHEDULE I                       Schedule of Purchasers
SCHEDULE II                      Security Holders

INDEX TO EXHIBITS

EXHIBIT A                        Form of Note
EXHIBIT B                        Form of Stock Purchase Warrant
EXHIBIT C                        Charter and All Amendments Thereto
EXHIBIT D                        Form of Opinion Letter

                                             Note and Warrant Purchase Agreement
                                                                          Page 3

         NOTE AND WARRANT PURCHASE AGREEMENT, dated as of June 25, 2004, among Emageon UV, Inc., a Delaware corporation (the "Company"), and Whitecap Alabama Growth Fund I, LLC, an Alabama limited liability company, Enhanced Alabama Issuer, LLC, an Alabama limited liability company, and Advantage Capital Alabama Partners I, L.P., an Alabama limited partnership, (individually a "Purchaser" and collectively the "Purchasers").

         WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of $4,000,000 in principal amount of its promissory notes, together with stock purchase warrants exercisable for shares of common stock of the Company; and

         WHEREAS, the Purchasers, severally, wish to purchase the notes and warrants on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                 PURCHASE, SALE AND TERMS OF NOTES AND WARRANTS

         SECTION 1.1 THE NOTES. The Company has authorized the issuance and sale to the Purchasers, in the respective amounts set forth in the Schedule of Purchasers attached as Schedule I hereto, of the Company's Promissory Notes, due June 25, 2007, in the original aggregate principal amount of $4,000,000. The Notes shall be substantially in the form set forth in Exhibit A hereto and are herein referred to individually as a "Note" and collectively as the "Notes," which terms shall also include any notes delivered in exchange or replacement therefor.

         SECTION 1.2 THE WARRANTS. The Company has also authorized the issuance and sale to the Purchasers of the Company's Stock Purchase Warrants for the issuance (subject to adjustment as provided in the Warrants) of shares of the Company's Common Stock as set forth in the Stock Purchase Warrants. The number of shares of Common Stock of the Company for which such Stock Purchase Warrants in the aggregate shall be exercisable shall initially be One Million Fifty-Two Thousand Six Hundred Thirty-Two (1,052,632), and the Stock Purchase Warrants shall have an exercise price of $.57 per share. Additionally, (i) if the entire principal amount of the Notes and all accrued interest has not been repaid on or before December 25, 2005, the Stock Purchase Warrants shall be exercisable for an additional number of shares of Common Stock which is equal to ten percent (10%) of the remaining then-outstanding principal amount of the Notes issued pursuant to this Agreement divided by 0.57, and (ii) if the remaining principal amount of the Notes and all accrued interest has not been repaid on or before June 25, 2007, the Company will be in default under this Agreement and the Stock Purchase Warrants shall be exercisable for an additional number of shares of Common Stock which is equal to twenty percent (20%) of the remaining then-outstanding principal amount of the Notes issued pursuant to this Agreement divided by $0.57. The Stock Purchase Warrants shall be substantially in the form set forth in Exhibit B hereto (which form of Stock Purchase Warrants shall contain such other applicable terms as set forth therein) and are herein referred to individually as a "Warrant" and collectively as the "Warrants", which terms shall also include any warrants delivered in exchange or replacement therefor.

                                             Note and Warrant Purchase Agreement
                                                                          Page 4

         SECTION 1.3 PURCHASE AND SALE OF NOTES AND WARRANTS. On the Closing Date (as defined below), the Company will issue and sell to each of the Purchasers, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each of the Purchasers, severally and not jointly, will purchase, Notes in the principal amount set forth opposite each Purchaser's name under the heading "Principal Amount of Notes" in the Schedule of Purchasers attached as Schedule I and a Warrant for the aggregate purchase price set forth therein. The closing shall take place at the office of Balch & Bingham LLP, 1901 Sixth Avenue North, Suite 2600, Birmingham, Alabama, on June 25, 2004 at 3:00 P.M., central time, or at such other location, date and time as may be mutually agreed upon among the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company will issue and deliver to each Purchaser one Note, payable to the order of such Purchaser, in the principal amount set forth opposite such Purchaser's name under the heading "Principal Amount of Notes" in the Schedule of Purchasers attached as Schedule I, and one Warrant, registered in the name of such Purchaser, exercisable for shares of Common Stock of the Company as provided therein, against (i) delivery to the Company of a check payable to the order of the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Notes and Warrants" on Schedule I,
(ii) transference of such sum to the account of the Company by wire transfer, or
(iii) delivery or transference of such sum to the Company by any combination of such methods of payment.

         SECTION 1.4 PAYMENTS AND ENDORSEMENTS. Payments of principal and interest on the Notes shall be made directly by check duly mailed or delivered to the Purchasers at their addresses referred to in the Schedule of Purchasers attached as Schedule I; provided, however, that in the case of Whitecap Alabama Growth Fund I, LLC, and Advantage Capital Alabama Partners I, L.P., payment shall be made directly by wire transfer to the accounts specified on Schedule I, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder of record shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note.

         SECTION 1.5 REDEMPTIONS OF NOTES.

                  (a) REQUIRED REDEMPTIONS. Starting July 25, 2005 through June 25, 2007, the Company will pay to the Purchasers in eight (8) installments and on a quarterly basis $300,000 of the principal amount of the Notes. These eight (8) quarterly principal payments are due as of the first day of each respective quarter, beginning on June 25, 2005. On the earlier of: (i) June 25, 2007, (ii) the accelerated maturity of the Notes in accordance with the provisions of the Notes, or (iii) the occurrence of a Redemption Event, the Company will pay the principal amount of the Notes then outstanding together with all accrued and unpaid interest then due thereon. A Redemption Event shall mean (1) any Change of Control of the Company, (2) the issuance of any other debt by the Company that is prohibited by section 5.8 of this Agreement, or (3) the refinancing of the Silicon Valley Bank line of credit (for purposes of this subsection (4), "refinancing" shall not include periodic renewals or extensions of the line of credit by Silicon Valley Bank). A "Change of Control of the Company" shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the "beneficial owner" (as defined in

                                             Note and Warrant Purchase Agreement
                                                                          Page 5

         Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then outstanding securities; (b) the Company is party to a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation; or (c) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction having similar effect).

                  (b) OPTIONAL REDEMPTIONS. The Notes may be prepaid at any time without a premium or penalty.

                  (c) NOTICE OF REDEMPTIONS; PRO RATA REDEMPTIONS. Each redemption of Notes shall be made to the holders of the Notes in the same ratio as the total principal amount of Notes then held by such holder bears to the aggregate principal amount of the Notes then outstanding.

         SECTION 1.6 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Alabama, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest due.

         SECTION 1.7 REGISTRATION OF NOTES, ETC. The Company shall maintain at its principal office a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note shall be valid unless made on such register for the registered holder or his executors or administrators or his or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note or Notes, shall be registered on the date of execution thereof by the Company and shall be dated the date to which interest has been paid on such Notes or Note. The registered holder of a Note shall be that person in whose name the Note has been so registered by the Company. A registered holder shall be deemed the owner of a Note for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal and interest evidenced by such Note free from all equities or rights of setoff or counterclaim between the Company and the transferor of such registered holder or any previous registered holder of such Note.

         SECTION 1.8 TRANSFER AND EXCHANGE OF NOTES. The registered holder of any Note or Notes may, prior to maturity, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than transfer

                                             Note and Warrant Purchase Agreement
                                                                          Page 6

taxes, if any) to such registered holder, the Company shall, upon the consent of sixty percent (60%) or more of the Company's then-existing preferred stockholders (unless an Event of Default shall have occurred and be continuing, in which case no preferred stockholder consent shall be required), issue in exchange therefor another Note or Notes, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such person or persons, or registered assigns, as the registered holder of such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

         SECTION 1.9 REPLACEMENT OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which a Purchaser whose name is set forth in the Schedule of Purchasers attached as Schedule I, its nominee, or any of its partners is the registered holder is lost, stolen or destroyed, the affidavit of the Chief Executive Officer, Treasurer or any Assistant Treasurer or any other authorized representative of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the registered holder's written agreement to indemnify the Company.

         SECTION 1.10 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Company shall fail to pay any installment of principal or interest of any of the Notes when due and such failure remains unremedied for five (5) days; or

                  (b) Any material representation or warranty made by the Company in this Agreement, or by the Company (or any officers of the Company) in any certificate or instrument contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect when made in any material respect; or

                  (c) The Company shall fail to perform or observe any other material term, covenant or agreement contained in this Agreement, the Notes or the Warrants, or any agreement executed and delivered by the Company in connection with this Agreement on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Company by any registered holder of the Notes; or

                                             Note and Warrant Purchase Agreement
                                                                          Page 7


                  (d) The Company shall be in default under that certain Loan and Security Agreement between the Company and Silicon Valley Bank dated April 30, 2004, and such default remains unremedied for five (5) days; or

                  (e) The Company shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case which is not dismissed within sixty (60) days; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy; or

                  (g) Revocation of the Company's status as a Qualified Technology Business (as that term is defined in Alabama Code Section 40-14B-1, et. seq., and the regulations promulgated by the Alabama Development Office thereunder, together, hereinafter referred to as the "Alabama CAPCo Law") by the Alabama Development Office; or

                  (h) Material violation by the Company of one or more provisions of the Alabama CAPCo Law;

then, and in any such event, any holder of any Note may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 1.10(f) in which case all

                                             Note and Warrant Purchase Agreement
                                                                          Page 8

such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

         SECTION 1.11 BOARD OBSERVATION RIGHTS. The Purchasers, by unanimous vote, shall have the right to appoint one board observer to the Board of Directors of the Company, who shall initially be representative of the non-affiliate investors, who (i) shall have observation rights at all Company Board of Directors meetings, (ii) will have the right to receive any communications to Company Directors, and (iii) will be reimbursed by the Company for all reasonable out-of-pocket travel and lodging expenses incurred to attend such meetings. The Purchasers' initial board observer shall be Lawrence W. Greer ("Greer"). In the event that Greer becomes unwilling or unable to serve in such capacity, the Purchasers shall have the right to appoint his successor upon such terms and conditions as the Purchasers deem appropriate.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Purchasers that, as of each Closing:

         SECTION 2.1 ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified does not have a material adverse effect on the Company's business or financial condition. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, to issue, sell and deliver the Notes and Warrants and to issue and deliver the shares of Common Stock of the Company upon exercise of the Warrants (the "Warrant Shares").

                  (b) The Company has one wholly-owned subsidiary. Other than such subsidiary, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or
                           (ii) control, directly or indirectly, any other entity.

         SECTION 2.2 AUTHORIZATION OF AGREEMENTS, ETC.

                  (c) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale and delivery of the Notes and Warrants have been duly authorized by all requisite corporate

                                             Note and Warrant Purchase Agreement
                                                                          Page 9

                           action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation (the "Charter") or the By-laws of the Company, as amended, or any provision of any indenture, contract, agreement or other instrument to which the Company or any of its properties or assets is bound (including, without limitation, that certain line of credit agreement between the Company and Silicon Valley Bank), or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, contract, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (d) The Notes and Warrants have been duly authorized and, when issued in accordance with this Agreement, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The shares of Common Stock of the Company issuable upon exercise of the Warrants will be duly reserved for issuance upon exercise of the Warrants and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except for transfer restrictions imposed by applicable securities laws. The issuance, sale or delivery of the Notes and Warrants, or the issuance or delivery of the Warrant Shares is not subject to any preemptive right of shareholders of the Company or to any right of first refusal or other right in favor of any person.

         SECTION 2.3 VALIDITY. This Agreement, the Notes and the Warrants have been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

         SECTION 2.4 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of [capital structure to be provided by Emageon in the form as provided in Schedule II]

         SECTION 2.5 FINANCIAL STATEMENTS. The Company has furnished to the Purchasers the audited balance sheet of the Company as of December 31, 2003 (the "Balance Sheet") and the related audited statements of operations, stockholders' equity and cash flows of the Company for the year ended December 31, 2003. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of December 31, 2003, and the results of its operations and cash flows for the year ended December 31, 2003. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

                                             Note and Warrant Purchase Agreement
                                                                         Page 10

         SECTION 2.6 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Notes or Warrants or, upon exercise thereof, the issuance and delivery of the Warrant Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Notes and Warrants.

         SECTION 2.7 [INTENTIONALLY OMITTED.]

         SECTION 2.8 OFFERING OF THE NOTES AND WARRANTS. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes and Warrants or any security of the Company similar to the Notes and Warrants has offered the Notes and Warrants or any such similar security for sale to, or solicited any offer to buy the Notes and Warrants or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Notes and Warrants under the Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Notes and Warrants to the registration provisions of the Securities Act.

         SECTION 2.9 BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser severally represents and warrants to the Company that:

         (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Notes or Warrants;

         (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

         (e) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

                                             Note and Warrant Purchase Agreement
                                                                         Page 11


         (f) the Notes and Warrants being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

         (e) it understands that (i) the Notes and Warrants and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to
                  Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Notes and Warrants and, upon conversion thereof, the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes and Warrants and the Warrant Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect.



                                   ARTICLE 4
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS


         SECTION 4.1 CONDITIONS TO THE OBLIGATIONS OF PURCHASERS. The obligation of each Purchaser to purchase and pay for the Notes and Warrants being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date of the following conditions:

                  (A) [INTENTIONALLY OMITTED.]

                  (B) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to such effect to the Purchasers in writing.

                  (C) PERFORMANCE. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

                  (D) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

                                             Note and Warrant Purchase Agreement
                                                                         Page 12

                  (E) SUPPORTING DOCUMENTS. The Purchasers and their counsel shall have received copies of the following documents:

                  (i) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary;

                  (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Company authorizing the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Notes and Warrants and the reservation, issuance and delivery of the Warrant Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing any of this Agreement, the Notes and Warrants and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

                  (F) PREEMPTIVE AND FIRST REFUSAL RIGHTS. All shareholders of the Company having any preemptive or first refusal rights with respect to the issuance of the Notes and Warrants or the Warrant Shares shall have irrevocably waived the same in writing.

                  (G) SECURITY AGREEMENT. The execution and delivery by the Company of the Security Agreement among the Company and the Purchasers dated as of the Closing Date (the "Security Agreement") granting the Purchasers a security interest in all of the Company's assets, now existing or hereafter acquired (excluding equipment and intellectual property).

                                   ARTICLE 5
                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with each of the Purchasers that:

                                             Note and Warrant Purchase Agreement
                                                                         Page 13

         SECTION 5.1 FINANCIAL STATEMENTS, REPORTS, ETC. So long as the Notes are outstanding, the Company shall furnish to each Purchaser:

         (a) within one hundred twenty (120) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of operations, stockholders equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and audited by a firm of independent certified public accountants of recognized national standing selected by the Board of Directors of the Company;

         (b) within thirty (30) days after the end of each month in each fiscal year a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of operations unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of operations to be for such month and for the period from the beginning of the fiscal year to the end of such month;

         (c) promptly after the commencement thereof, notice of all legal actions, suits, claims, proceedings, investigations and/or inquiries that could materially adversely affect the Company or any of its subsidiaries, if any;

         (d) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its shareholders or directors or files with the Securities and Exchange Commission; and

         (e) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

         SECTION 5.2 CORPORATE EXISTENCE. The Company shall maintain its corporate existence, rights and franchises in full force and effect.

         SECTION 5.3 PROPERTIES, BUSINESS, INSURANCE. The Company shall maintain as to its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

         SECTION 5.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Notes and Warrants solely for general corporate purposes.

         SECTION 5.5 COMPLIANCE WITH LAWS. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

                                             Note and Warrant Purchase Agreement
                                                                         Page 14

         SECTION 5.6 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         SECTION 5.7 TANGIBLE NET WORTH. The Company will maintain at all times a Tangible Net Worth in the amount not less than that required by Silicon Valley Bank in the Company's agreements with Silicon Valley Bank. Tangible Net Worth shall mean with respect to the Company at any time, (i) the assets of the Company including all items which should be classified as assets on the financial statements of the Company, but excluding the amount of goodwill, patents, trademarks, service marks, trade names, copyright and organization expenses (to the extent reflected in determining the assets of the Company) less
(ii) all items which should be classified as liabilities on the financial statements of the Company.

         SECTION 5.8 DEBT. Without the prior written unanimous consent of the Purchasers, the Company shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

         (a)      the indebtedness evidenced by the Notes;

         (b) the indebtedness evidenced by that certain Loan and Security Agreement between the Company and Silicon Valley Bank dated April 30, 2004;

         (c) the endorsement of negotiable instruments payable to Company for deposit or collection in the ordinary course of business;

         (d)      trade payables incurred in the ordinary course of business;
                  and

         (e) indebtedness incurred in connection with equipment financings, leases, and technology licenses.

         SECTION 5.9 SUBORDINATION. The Company shall not make any payment upon any debt owing to any shareholder, insider or officer except as expressly permitted by a subordination agreement executed by such creditor and Purchasers.

         SECTION 5.10 NEGATIVE PLEDGE OF INTELLECTUAL PROPERTY. The Company will not pledge, mortgage, grant or permit the creation of any lien or any kind upon the Company's intellectual property without the Purchasers' prior written consent; provided, however, that nothing in this paragraph shall prevent Company from granting licenses of its intellectual property in the ordinary course of its business.

                                             Note and Warrant Purchase Agreement
                                                                         Page 15



                                   ARTICLE 6

                                 MISCELLANEOUS

         SECTION 6.1 EXPENSES. The Company will pay the first $20,000 of the Purchaser's closing costs relating to the Notes and Warrants. Such closing costs are due and payable to the Purchasers, out of funds other than proceeds from the issuance and sale of the Notes, as of the Closing Date and shall be allocated among the Purchasers in the same ratio as the total principal amount of Notes set forth opposite each Purchaser's name under the heading "Principal Amount of Notes" in the Schedule of Purchasers attached as Schedule I to the original aggregate principal amount of the Notes ($4,000,000). Otherwise, each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

         SECTION 6.2 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made in this Agreement or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Notes and Warrants, and the issuance and delivery of the Warrant Shares.

         SECTION 6.3 BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         SECTION 6.4 PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Notes, Warrants or Warrant Shares.

         SECTION 6.5 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile or recognized overnight courier service, addressed as follows:

         (g) if to the Company, at 1200 Corporate Drive, Suite 400, Birmingham, AL 35242; and

         (h) if to any Purchaser, at the address of such Purchaser set forth in Schedule I;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         SECTION 6.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Alabama.

                                             Note and Warrant Purchase Agreement
                                                                         Page 16

         SECTION 6.7 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference. There are no other agreements of the parties and no party is relying on any representations of the other not expressly set forth herein. All Schedules and Exhibits hereby are hereby incorporated herein by reference.

         SECTION 6.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 6.9 AMENDMENTS. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Notes.

         SECTION 6.10 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         SECTION 6.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         SECTION 6.12 CONFIDENTIALITY. The Company and each of the Purchasers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any suit, action or proceeding relating to the Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement, (g) with the consent of the Company and unanimous consent of Purchasers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Company or any Purchaser on a non-confidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Company or any Purchaser on a non-confidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any party required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such party has exercised the same degree of care to maintain the confidentiality of such Information as such party would accord to its own confidential information.

                                             Note and Warrant Purchase Agreement
                                                                         Page 17


         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Note and Warrant Purchase Agreement as of the day and year first above written.

                                     EMAGEON UV, INC.


                                     By:
                                        ----------------------------------------
                                              Its:
                                                   -----------------------------


PURCHASERS:

WHITECAP ALABAMA GROWTH FUND I, LLC


By:
   --------------------------------
     Peter Huff, its President


ENHANCED ALABAMA ISSUER, LLC


By:
   --------------------------------
     Its:
          -------------------------


ADVANTAGE CAPITAL ALABAMA PARTNERS I, L.P.


By:
   --------------------------------
     Its:
          -------------------------

                                             Note and Warrant Purchase Agreement
                                                                         Page 18



                                   SCHEDULE I
                             SCHEDULE OF PURCHASERS

INITIAL CLOSING:

                                                                                          AGGREGATE PURCHASE PRICE
             NAME AND                                         PRINCIPAL AMOUNT                    FOR NOTES
       ADDRESS OF PURCHASER                                       OF NOTES                      AND WARRANTS
       --------------------                                   ----------------            ------------------------
Whitecap Alabama Growth Fund I, LLC                               $2,000,000                      $2,000,000
2200 Woodcrest Place, Suite 309
Birmingham, AL 35209

Wire Instructions:

Bank Name: US Bank
ABA #: 091000022
Account Name: US Bank Trust
Account #: 180121167365
FFC: 744845000
Attn. Todd Andersen/651-495-3767
>
Enhanced Alabama Issuer, LLC                                      $1,000,000                      $1,000,000
500 Beacon Parkway West
Birmingham, AL 35209

Advantage Capital Alabama Partners I, L.P.                        $1,000,000                      $1,000,000
207 East Side Square
Huntsville, AL 35801

Wire Instructions:

JPMorgan Chase Bank
Houston, Texas
ABA #:  113000609
A/C #:  00103409232
Account Name:  Structured #1 Trust Clearing Account
Ref:  Advantage Capital Alabama Partners I Limited
Partnership
FFC:  10207078.2
Attn:  Bill Marshall 9CTH

 TOTAL:                                                           $4,000,000                      $4,000,000

                                             Note and Warrant Purchase Agreement
                                                                         Page 19



                                   SCHEDULE II
                                SECURITY HOLDERS

                                    EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR THE TRANSFEROR THEREOF HAS PROVIDED TO THE ISSUER AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

--------------------------------------------------------------------------------

THIS NOTE IS SUBORDINATE TO THE COMPANY'S DEBT TO SILICON VALLEY BANK AND IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT EXECUTED BY THE PAYEE AND SILICON VALLEY BANK CONTEMPORANEOUSLY HEREWITH.

                                EMAGEON UV, INC.

                             NOTE DUE JUNE 25, 2007

$                                                                  June 25, 2004
 --------

For value received, EMAGEON UV, INC., a Delaware corporation (the "Company"), hereby promises to pay to____________________________________ or registered assigns (hereinafter referred to as the "Payee"), on or before June 25, 2007, the principal sum of____________________________ ($____________________) or such part thereof as then remains unpaid, and to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of eight and one quarter percent (8.25%) per annum through June 25, 2006, and at the rate of ten percent (10%) per annum beginning June 26, 2006 until the whole amount of the principal hereof remaining unpaid shall become due and payable, and to pay interest at the rate of twelve and one-half percent (12.5%) per annum (so far as the same may be legally enforceable) on all overdue principal (including any overdue required redemption), premium and interest. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Payments of principal and interest shall be made according to the amortization schedule attached as Schedule A hereto. Interest shall be computed on the basis of a 360-day year and a thirty (30) day month. Notwithstanding any other provision of this Note, the holder hereof does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

This Note is issued pursuant to and is entitled to the benefits of a certain Note and Warrant Purchase Agreement, dated as of June 25, 2004, between the Company and the Persons listed in the Schedule of Purchasers attached as
Schedule I thereto (as the same may be amended from time to time, hereinafter referred to as the "Agreement"), and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement.

As further provided in the Agreement and subject to compliance with the state and federal securities laws, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

In case any payment herein provided for shall not be paid when due, the Company promises to pay all cost of collection, including all reasonable attorney's fees.

This Note shall be governed by, and construed in accordance with, the laws of the State of Alabama.

The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                                  EMAGEON UV, INC.


                                  By:
                                     ------------------------------------------
                                       Its:
                                           ------------------------------------

                                   SCHEDULE A

                                    EXHIBIT B

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR THE TRANSFEROR THEREOF HAS PROVIDED TO THE ISSUER AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

No. W-_____                                 Right to Purchase Shares of Common
                                            Stock of Emageon UV, Inc.

                                EMAGEON UV, INC.

                             STOCK PURCHASE WARRANT

         1. ISSUANCE. This Warrant is issued to _______________________________
(the "Holder") by EMAGEON UV, INC., a Delaware corporation (hereinafter with its successors called the "Company"). This Warrant is one of a series of warrants (collectively, the "Warrants") that were originally issued by the Company on June 25, 2004 (the "Original Issue Date") pursuant to a certain Note and Warrant Purchase Agreement, dated June 25, 2004, among the Company and the other parties thereto (the "Purchase Agreement").

         2. NUMBER OF SHARES. Subject to the terms and conditions hereinafter set forth, the registered Holder of this Warrant, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, at _________________________________________ or such other office as the Company shall notify the Holder of in writing, to purchase from the Company _____________ shares of Common Stock of the Company at a price equal to fifty-seven cents ($0.57) per share (the "Purchase Price"); provided, however, that (i) if the entire principal amount of the Notes issued to the Holder pursuant to the Purchase Agreement (the "Notes") and all accrued interest has not been repaid on or before December 25, 2005, the Holder shall thereafter be entitled to receive, upon payment of the Purchase Price therefor, and additional number of fully paid and non-assessable shares of Common Stock which is equal to the number of shares that is determined when ten percent (10%) of the then-remaining outstanding principal amount of the Notes issued to the Holder pursuant to the Purchase Agreement is divided by 0.57; and (ii) if the remaining principal amount of the Notes and all accrued interest has not been repaid on or before June 25, 2007, the Company will be in default under the Purchase Agreement and the Holder shall thereafter be entitled to receive, upon payment of the Purchase Price therefor, and additional number of fully paid and non-assessable shares of Common Stock which is equal to the number of shares that is determined when twenty percent (20%) of the then-remaining outstanding principal amount of the Notes issued to the Holder pursuant to the Purchase Agreement is divided by 0.57.

         3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by cashier's check, (ii) by the surrender by the Holder to the Company of any promissory notes or other debt obligations issued by the Company, with all such notes and obligations so surrendered being credited against the aggregate Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing. The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the Company pursuant to clause (ii) above.

         4. NET ISSUE ELECTION.

               (a) In lieu of exercise pursuant to Section 3, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company; provided, however, that the Holder may use the net issue election provided for in this Section 4 only after the shares issuable upon exercise of this Warrant have a readily ascertainable fair market value. For purposes of this Section 4, the term "readily ascertainable fair market value" means a value which can be determined by referencing trades of such shares on a securities exchange. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock, if any, as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A
where

                  X = the number of shares to be issued to the Holder pursuant to this Section 4.

                  Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

                  A = the fair market value of one share of Common Stock, as determined in accordance with (b) below, as at the time the net issue election is made pursuant to this Section 4.

                  B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

                  (b) For purposes of this Section 4, fair market value (the "Market Price") of a share of Common Stock as of a particular date (the "Determination Date") shall mean the average of the closing prices of such security's sales on the principal securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the last sale prices quoted by Nasdaq, or if on any day such security is not quoted by Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five
(5) trading days consisting of the day prior to the day as of which "Market Price" is being determined and the four (4) consecutive business days prior to such day.

         5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         6. ISSUANCE DATE. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         7. EXPIRATION DATE; AUTOMATIC EXERCISE. This Warrant shall expire at the sooner of (i) the close of business on June 25, 2012, (ii) the effective date of any merger of the Company in which the Company does not survive, provided that the holder of this Warrant has been given prior written notice of such event at least ten (10) business days prior thereto (which notice need not specify the precise date of such event as long as it is given at least ten (10) business days prior to the date on which such event actually begins), or (iii) the effective date of the initial public offering of the Company's Common Stock, provided that the holder of this Warrant has been given written notice of such event at least ten (10) business days prior thereto (which notice need not specify the precise date of such event as long as it is given at least ten (10) business days prior to the date on which such event actually begins), and, in each case, this warrant shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof (provided that such shares have a readily ascertainable market value at such time), without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

         8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of its Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full of all shares of Common Stock of the Company receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. STOCK DIVIDENDS. If after the date hereof the Company shall subdivide its Common Stock (or any other shares of stock or other securities at the time receivable upon the exercise of this Warrant), by split-up or otherwise, or combine the Common Stock (or any other shares of stock or other securities at the time receivable upon the exercise of this Warrant), or issue additional shares of Common Stock (or any other shares of stock or other securities at the time receivable upon the exercise of this Warrant) in payment of a stock dividend on the Common Stock (or any other shares of stock or other securities at the time receivable upon the exercise of this Warrant), the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         10. MERGERS AND RECLASSIFICATIONS. Subject to Section 7 hereof, if after the date hereof there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received by or acquired by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

         11. FRACTIONAL SHARES. In no event shall any fractional shares of Common Stock of the Company be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 11, be entitled to receive a fractional share of Common Stock of the Company, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

         12. CERTIFICATE OF ADJUSTMENT. Whenever the number of shares issuable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the number of shares issuable hereunder after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         13.  NOTICES OF RECORD DATE, ETC.  In the event of:

         (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

         (j) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

         (k) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least twenty
(20) days prior to the date specified in such notice on which any such action is to be taken.

         14. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Notes issued pursuant to the Purchase Agreement. No such amendment, modification or waiver shall be effective as to this Warrant unless the terms of such amendment, modification or waiver shall apply with the same force and effect to all of the other Warrants then outstanding.

         15. WARRANT REGISTER; TRANSFERS, ETC. (a) The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

         (b) This Warrant and the shares exercisable or exercised pursuant to this Warrant ("Warrant Shares") may be transferred by the Holder only if (i) such transfer is made in accordance with applicable federal and state securities laws, (ii) Holder transfers this Warrant and such Warrant Shares in their entirety, (iii) such transfer is made to a third party who or that acquires the Note or Notes held by the Holder in their entirety and who or that is not reasonably considered to be a competitor of the Company by the Company and the Holder, and
                  (iv) such transfer is made in accordance with this subsection
                  (b). Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Holder agrees that, absent an effective registration statement filed with the Securities & Exchange Commission under the Securities Act of 1933, as amended, covering the disposition or sale of this Warrant or the Warrant Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification applicable state securities laws, Holder will not sell, transfer, pledge, hypothecate or otherwise dispose any or all such Warrants or Warrant Shares, as the case may be, unless either (A) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (B) the sale of such securities is made pursuant to Securities & Exchange Commission Rule 144.

         (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as any purchaser named in Schedule I to the Purchase Agreement is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

         16. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         17. INVESTMENT INTENT. By accepting this Warrant, the Holder hereof shall be deemed to have made all of those representations and warranties contained in Article III of the Purchase Agreement as they relate to this Warrant and the securities issuable upon exercise hereof.

         18. NO RIGHTS OR LIABILITY AS A STOCKHOLDER. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to exercise this Warrant hereunder, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder as a stockholder of the Company.

         19. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         20. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         21. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Alabama, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

         22. MARKET STAND-OFF AGREEMENT. The Holder hereby agrees that, during the period specified by the managing underwriter of an underwritten public offering of equity securities of the Company for the account of the Company or any Holder hereunder (but in any event not to exceed ninety (90) days following the effective date of the registration statement relating to such underwritten public offering or one hundred and eighty (180) days following the effective date of a registration statement relating to an initial public offering of the Company's securities), the Holder shall not, to the extent requested by such managing underwriter, directly or indirectly, effect any sale of any equity securities of the Company except pursuant to such registration.

Dated:  June 25, 2004                  EMAGEON UV, INC.

                                       By:
                                          -------------------------------------
                                          Its:
                                              ---------------------------------

                                  Subscription


To:____________________                          Date:_________________________


         The undersigned hereby subscribes for __________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Name for Registration


                                        ----------------------------------------
                                        Mailing Address


                            Net Issue Election Notice

To:____________________                           Date:_________________________

         The undersigned hereby elects under Section 4 to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Name for Registration


                                       -----------------------------------------
                                       Mailing Address

                                   Assignment

         For value received                              hereby sells,
                            ----------------------------
assigns and transfers unto
                           -----------------------------------------------------

--------------------------------------------------------------------------------

    Please print or typewrite name and address of Assignee

--------------------------------------------------------------------------------

the within Warrant, and does hereby irrevocably constitute and appoint its attorney to transfer the within Warrant on the books
-----------------------
of the within named Company with full power of substitution on the premises.

Dated:
      -----------------------


                                                       -------------------------
In the Presence of:


-----------------------------

                                    EXHIBIT C

                       CHARTER AND ALL AMENDMENTS THERETO